UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 2, 2011

Arbitron Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-1969	52-0278528
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

9705 Patuxent Woods Drive, Columbia, Maryland		21046
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	410-312-8000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 8, 2011, Arbitron Inc. (the "Company") announced that Richard Surratt, age 50, has been named Executive Vice President, Finance of the Company effective as of February 6, 2011. The Company intends to transition Mr. Surratt into the Chief Financial Officer role as soon as is practicable. From December 2009 to the present, Mr. Surratt has served as a Director of Cambium Learning Group, Inc., a publicly-held company that provides research-based education solutions for students. From December 2009 to June 2010, Mr. Surratt served as an advisor to SPO Partners & Co., a private equity company. From January 2007 to December 2009, Mr. Surratt was president and chief executive officer of Voyager Learning Company (formerly ProQuest Company). He led the sale of Voyager Learning Company to Cambium Learning Group, Inc. in December 2009. He was chief financial officer of Voyager Learning Company from November 2005 to January 2007.

The Company has determined that there are no related person transactions between it and Mr. Surratt within the meaning of Item 404(a) of Regulation S-K.

Surratt Offer Letter

The Company and Mr. Surratt have entered into a letter agreement (the "Offer Letter"), dated as of February 2, 2011, covering Mr. Surratt’s employment by the Company.

Salary and Incentive Compensation

Pursuant to the terms and conditions of the Offer Letter, the Company will pay Mr. Surratt an annual base salary of $400,000 and Mr. Surratt will be eligible to receive an annual incentive bonus equal to 55% of his annual base salary upon meeting applicable performance criteria set by the Compensation and Human Resources Committee of the Company’s Board of Directors (the "Compensation Committee"). For performance exceeding such applicable performance criteria, the annual incentive bonus may be increased to an amount in excess of the target bonus up to a maximum of 100% of annual base salary, at the sole discretion of the Compensation Committee.

Equity Grant

Subject to approval by the Compensation Committee, the Company will grant to Mr. Surratt an equity award to be valued at $500,000 on the date of grant, with the award to be determined by the Compensation Committee as a mix of (i) 34% performance-based restricted stock units, which will vest only upon satisfaction of applicable performance objectives to be established by the Compensation Committee, (ii) 33% stock options, each with respect to the Company’s common stock, par value $0.50 (the "Common Stock"), and (iii) 33% performance cash award. The value for the restricted stock units will be determined by dividing the target value for the restricted stock units by the Common Stock’s fair market value on the date of grant and the value of the options will be determined using the Company’s standard Black-Scholes assumptions applied as of the date of grant.

Benefits

Mr. Surratt will, to the extent eligible, be entitled to participate at a level commensurate with his position in all employee welfare, benefit, and retirement plans and programs the Company provides to its executives in accordance with Company policies. Mr. Surratt will work at the Company’s Columbia, Maryland headquarters.

The foregoing summary of the Offer Letter is qualified in its entirety by the full terms and conditions of the agreement. The Offer Letter will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 and is incorporated herein by reference.

Executive Retention Agreement

Effective February 6, 2011, Mr. Surratt entered into an Executive Retention Agreement (the "Agreement") with the Company on similar terms to other Company executives, which provides for severance payments under certain circumstances. The Agreement also provides for a release of claims and enhanced non-competition, non-recruitment, and non-disparagement obligations on the part of Mr. Surratt for the benefit of the Company as a condition to the Company’s obligation to provide any severance or other payments thereunder.

Termination without Cause; Position Diminishment

The Agreement provides that if Mr. Surratt’s employment is terminated on or before August 25, 2013: (A) by the Company other than for cause, or (B) by the executive for Position Diminishment (as defined below), Mr. Surratt will receive a lump-sum cash payment in an amount equal to the sum of: (i) 12 times Mr. Surratt’s monthly base salary multiplied by 1.55, plus (ii) a bonus component, which is equal to the product of 0.55 times Mr. Surratt’s annual salary. The Compensation Committee has discretion to adjust such bonus component, including proration for a partial year of service.

The Company will also provide Mr. Surratt with certain outplacement services (to a maximum of $50,000), and for a period until the second taxable year following the taxable year in which the termination occurred, or, if sooner, until reemployment.

For purposes of the Agreement, "Position Diminishment" means: (i) a change in Mr. Surratt’s reporting responsibilities, duties, or authority of Mr. Surratt, (ii) a relocation of Mr. Surratt’s principal place of employment to a location more than 50 miles from its then current location and that increases the distance from Mr. Surratt’s primary residence by more than 50 miles, or (iii) a material reduction in Mr. Surratt’s annual base salary, other than reductions that are generally applicable to his peers as executive officers.

Mr. Surratt may only resign as a result of a Position Diminishment and be eligible to receive the severance payments specified in the preceding paragraphs if: Mr. Surratt (x) provides notice to the Company within 90 days following the date of Position Diminishment that he considers the Position Diminishment grounds to resign; (y) provides the Company a period of 30 days to cure the Position Diminishment, and (z) actually ceases employment, if the Position Diminishment is not cured, by six months following the date of Position Diminishment.

Change in Control

If Mr. Surratt’s employment terminates during the 12 month period following a Change in Control: (A) by the Company other than for cause, or (B) by Mr. Surratt for Position Diminishment, Mr. Surratt will receive a lump-sum cash payment in an amount equal to the sum of: (i) 24 times Mr. Surratt’s monthly base salary multiplied by 1.55, plus (ii) a bonus component, equal to the product of 0.55 times Mr. Surratt’s annual salary. The Compensation and Human Resources Committee has discretion to adjust such bonus component, including proration for a partial year of service.

Only if Mr. Surratt’s employment terminates as described in the paragraph above, all outstanding equity incentive awards fully and immediately vest (unless the equity incentive cannot be so accelerated under Section 409A of the Internal Revenue Code of 1986, as amended ("Section 409A"), in which case acceleration will only occur in accordance with Section 409A).

The foregoing summary of the Agreement is qualified in its entirety by the full terms and conditions of the agreement. The form of Agreement will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1 Press Release of Arbitron Inc. announcing appointment of Richard Surratt as Executive Vice President, Finance dated February 8, 2011

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arbitron Inc.

February 8, 2011	By:	Timothy T. Smith

Name: Timothy T. Smith
Title: EVP, Business Strategy & Development, Chief Legal Officer and Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press Release of Arbitron Inc. announcing appointment of Richard Surratt as Executive Vice President, Finance dated February 8, 2011